Exhibit 10.2

First Amendment to Employment Agreement

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”) is made on and as of the 22nd day of July, 2010, by and between Community Partners Bancorp (“CPB”), a corporation organized under the laws of the state of New Jersey which serves as a bank holding company, with its principal office at 1250 Highway 35 South, Middletown, New Jersey 07748; Two River Community Bank (“TRCB”), a banking corporation organized under the laws of the state of New Jersey which is a wholly owned subsidiary of CPB, with its principal office at 1250 Highway 35 South, Middletown, New Jersey 07748; and William D. Moss  (“Executive”), whose business address is 1250 Highway 35 South, Middletown, New Jersey 07748.

WHEREAS, CPB, TRCB and Executive entered into that certain Employment Agreement dated May 28, 2010, which the parties wish to amend by the execution and delivery of this Agreement.

NOW, THEREFORE, for good and valuable consideration, which the parties to this Agreement acknowledge to be legally sufficient, CPB, TRCB and Executive, intending to be legally bound, agree that Section 9 of the Employment Agreement is amended by deleting from the second sentence of the first paragraph thereof the phrase “…on or before that date which is the later of (i) twenty (20) business days after the termination of employment, or (ii) the next regular banking business day following the actual effective date of the fully executed and delivered Release required under Section 14 of this Agreement as a condition precedent to the payment by Employer to Executive of any amount otherwise payable under this Section 9 (it being the intention of Employer and Executive that the payment of the Lump Sum Payment, as defined below, constitute a short term deferral within the meaning of Treas. Reg. Sec. 1.409A-1(b)(4)), pay Executive…”, and inserting in its stead the phrase “…subject to Executive’s full and timely tender of performance under Section 14 of this Agreement, pay to Executive on that date which is ninety (90) days after the termination of his employment…”.

IN WITNESS WHEREOF, CPB and TRCB have caused this First Amendment to Employment Agreement to be signed by their respective duly authorized representatives pursuant to the authority of their Boards of Directors, and Executive has personally executed this Agreement, all as of the day and year first written above.

WITNESS:

/s/ Bernice E. Kotza	/s/ William D. Moss
Bernice E. Kotza	William D. Moss, individually

ATTEST:	COMMUNITY PARTNERS BANCORP

/s/ Michael W. Kostelnik	By:	/s/ Charles T. Parton
Michael W. Kostelnik, Secretary		Charles T. Parton, Chairman

ATTEST:	TWO RIVER COMMUNITY BANK

/s/ Michael W. Kostelnik	By:	/s/ Charles T. Parton
Michael W. Kostelnik, Secretary		Charles T. Parton, Chairman